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                                                                    Exhibit 10.1


                         UNIQUE CASUAL RESTAURANTS, INC.
                               One Corporate Place
                                55 Ferncroft Road
                        Danvers, Massachusetts 01923-4001


                                 March 10, 1999

PRIVATE AND CONFIDENTIAL

Atticus Partners, L.P.
590 Madison Avenue, 32nd Floor
New York, New York 10022

Ladies and Gentlemen:

         This letter agreement confirms our mutual understanding concerning certain matters related to (i) the solicitation of proxies by Atticus Partners, L.P. (the "Stockholder") in connection with the 1998 Annual Meeting of Stockholders (the "1998 Annual Meeting") of Unique Casual Restaurants, Inc., a Delaware corporation (the "Company"), (ii) the appointment of Timothy R. Barakett ("Barakett") and James S. Goodwin (together with Barakett, the "Atticus Designees") to the Company's Board of Directors and (iii) the election of Directors at the 1998 Annual Meeting.

         In consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       REPRESENTATIONS AND WARRANTIES.

                  (a) The Stockholder and each Atticus Designee hereby represents and warrants with respect to itself or himself that this letter agreement has been duly executed and delivered by the Stockholder or such Atticus Designee, as the case may be, and that this letter agreement is a valid and binding obligation of the Stockholder or such Atticus Designee, as the case may be, enforceable against the Stockholder or such Atticus Designee, as the case may be, in accordance with its terms.


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Atticus Partners, L.P.
March 10, 1999
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                  (b) The Company hereby represents and warrants that this
letter agreement has been duly executed and delivered by the Company and that this letter agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  (c) Messrs. E.L. Cox, Alan D. Schwartz and Joseph W. O'Donnell and Ms. Belton hereby represents and warrants with respect to himself or herself that this letter agreement has been duly executed and delivered by such Director and that their personal agreement set forth in Section 3(f) hereof is a valid and binding obligation of such Director enforceable against such Director in accordance with its terms. Messrs. Cox, Donald C. Moore, Schwartz and O'Donnell and Ms. Belton shall hereafter be referred to as the "Continuing Directors."

                  (d) Barakett hereby represents and warrants that as of the record date with respect to the 1998 Annual Meeting currently called for March 17, 1999 (the "1998 Meeting") and as of the date hereof: (i) he was and is the beneficial owner (as determined in accordance with the Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the "1934 Act")) of 1,908,506 shares of the Company's Common Stock; and (ii) except for such shares, neither Barakett nor any of his affiliates beneficially owns any voting securities, or any securities convertible into or exchangeable for any voting securities, or options, warrants, contractual rights or other rights of any kind to acquire or vote any voting securities or any securities convertible into or exchangeable for any voting securities of the Company.

         2. 1998 MEETING. The Company agrees that it will hold the 1998 Annual Meeting prior to April 15, 1999.

         3.       COMPOSITION OF BOARD OF DIRECTORS.

                  (a) The Company agrees that it will, concurrently herewith, duly adopt a resolution to increase the size of the Board of Directors to seven
(7) members pursuant to Article II, Section 2 of the Company's By-Laws and to appoint as Class I Directors of the Company pursuant to Article II, Section 3 of the Company's By-Laws, the Atticus Designees. The Company further agrees that it will not, prior to the 1999 Annual Meeting, take any action to increase the size of the Board of Directors to more than seven (7) members.

                  (b) The Company agrees that if at any time an Atticus Designee (including Messrs. Barakett and Goodwin or their successors) shall leave his position on the Board of Directors, whether through resignation or otherwise, other than a result of the failure of such Atticus Designee to be elected as a member of the Company's Board of Directors at a duly called



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Atticus Partners, L.P.
March 10, 1999
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and held meeting of the Company's stockholders, the Stockholder shall have the power to nominate the successor of such departing Atticus Designee to serve out the remainder of the term of such departing Atticus Designee. Upon such nomination, the Chairman of the Board shall call a meeting of the Board of Directors for the purpose of appointing such nominee and the remaining Atticus Designee and the Continuing Directors agree to vote to appoint such nominee to the Board of Directors.

                  (c) The Atticus Designees and the Stockholder agree that if at any time a Continuing Director (including Messrs. Cox, Schwartz, Moore or O'Donnell or Ms. Belton or their successors) shall leave his or her position on the Board of Directors, whether through resignation or otherwise, other than a result of the failure of such Continuing Director to be elected as a member of the Company's Board of Directors at a duly called and held meeting of the Company's stockholders, the Continuing Directors, acting by majority vote, shall have the power to nominate designate the successor of such departing Continuing Director to serve out the remainder of the term of such departing Continuing Director. Upon such nomination, the Chairman of the Board shall call a meeting of the Board of Directors for the purpose of appointing such nominee and the Atticus Designees and the Continuing Directors agree to vote to appoint such nominee to the Board of Directors.

                  (d) Each of the Atticus Designees and the Stockholder hereby agrees (i) to cooperate with the Company in the preparation of its proxy statement relating to the 1998 Meeting in accordance with the 1934 Act and the rules and regulations under the 1934 Act and (ii) promptly to provide the Company with any and all information required or necessary pursuant to Schedule 14A of Rule 14a-101 promulgated under the 1934 Act.

                  (e) The Company agrees that the Board of Directors shall establish a committee of the Board of Directors (the "Strategic Committee") pursuant to Article II, Section 12 of the ByLaws of the Company to consist of two (2) directors, which initially shall be Timothy R. Barakett (the "Atticus Representative") and Alan D. Schwartz (the "Continuing Board Representative"). The Board of Directors shall delegate to the Strategic Committee the exclusive power and authority to (i) control and/or oversee the negotiation, preparation and performance of any agreement with respect to a sale, merger or other business combination involving the Company (a "Sale Transaction") and provide a recommendation to the full Board of Directors concerning any potential Sale Transaction, provided that the Company shall not in any event enter into a definitive agreement with respect to a Sale Transaction without the approval of the full Board of Directors and (ii) review and evaluate the Company's executive officers in light of the Company's strategic needs and objectives and take action in connection therewith, including entering into,


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Atticus Partners, L.P.
March 10, 1999
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amending or terminating employment agreements and related matters with respect to duties, responsibilities, terms of employment and the like. The size and composition of the Strategic Committee can only be changed by the full Board of Directors of the Company acting with the approval of a Required Majority of Directors. For purposes of this letter agreement, "Required Majority" shall mean: (x) four (4) Directors, if the Board of Directors consists of five (5) members, and (y) six (6) Directors, if the Board of Directors consists of seven
(7) members. The Strategic Committee shall conduct business strictly in accordance withe the following rules, which can only be amended by the full Board of Directors of the Company acting with the approval of a Required Majority of Directors:

         (A) MEETINGS. Meetings of the Strategic Committee may be called by either member of the committee orally or in writing and members may participate by means of conference telephone in accordance with Article II, Section 7 of the By-Laws of the Company.

         (B) QUORUM. At any meeting of the Strategic Committee both members of the committee shall constitute a quorum and under no circumstances shall a quorum exist at any meeting, including an adjourned meeting, with or without notice, unless both members of the committee are present.

         (C) ACTION. At any meeting of the Strategic Committee at which a quorum is present, action may only be taken with the approval of both members of the committee. No action may be taken by the Strategic Committee without a meeting.

         (D) DEADLOCKED COMMITTEE. If the Strategic Committee is not able to hold a meeting due to the lack of a quorum or is not able to act at a meeting due to the lack of approval of the proposed action by one of the members of the committee, either member of the Strategic Committee may request that the Chairman call a meeting of the full Board of Directors to consider and/or act upon the matter to be considered and/or acted upon by the Strategic Committee, and the Chairman shall be obligated to call such a meeting as soon as reasonably practicable in accordance with Article II of the By-Laws of the Company to consider and/or act on such matter.

         (E) REMOVAL; VACANCIES. If at any time the Atticus Representative shall leave his position on the Strategic Committee, whether through resignation or otherwise, the remaining Atticus Designees shall have the power to nominate a replacement


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Atticus Partners, L.P.
March 10, 1999
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                  Atticus Representative selected among the Atticus Designees.
                  Upon such nomination, the Chairman of the Board of Directors shall call a meeting of the Board of Directors for the purpose of appointing such successor Atticus Representative and the Continuing Directors and the Atticus Designees agree to vote to appoint such successor Atticus Representative. If at any time the Continuing Board Representative shall leave his position on the Strategic Committee, whether through resignation or otherwise, a majority of the Continuing Directors shall have the power to nominate a replacement Continuing Board Representative selected from among the Continuing Directors. Upon such nomination, the Chairman of the Board of Directors shall call a meeting of the Board of Directors for the purpose of appointing such successor Continuing Board Representative and the Continuing Directors and the Atticus Designees agree to vote to appoint such successor Continuing Board Representative.

                  (f) The Company agrees that, in the event that (i) on or before May 31, 1999 ("Target Date") the Company does not enter into a definitive agreement with respect to a Sale Transaction or (ii) any such definitive agreement is terminated by any party for any reason prior to consummation of the Sale Transaction (either event described in clause (i) or (ii) being referred to herein as a "Triggering Event"), as promptly as practicable after the date of the Triggering Event the Board of Directors will duly adopt a resolution to reduce the number of members of the Company's Board of Directors to five (5) and will not thereafter take any action to increase the size of the Company's Board of Directors to more than five (5) members unless such increase is approved by the full Board of Directors of the Company acting with the approval of a Required Majority of Directors. The Target Date may be extended one or more times without limitation by the Strategic Committee. If after the occurrence of a Triggering Event the Board of Directors is reduced to five (5) members, two
(2) of the Continuing Directors (or such lesser number as may be necessary to reduce the size of the Board of Directors to five (5) members) selected by a majority of the Continuing Directors (or failing such selection, selected by Mr. Cox as Chairman) shall voluntarily resign, effective as of the date of the Triggering Event, as members of the Board of Directors. Each of Messrs. Cox, Schwartz and O'Donnell and Ms. Belton hereby agree that, if requested to resign in accordance with the foregoing sentence, they shall immediately tender their resignation to the Company.

                  (g) With respect to Sections 2(a) and 2(f) hereof, the Company agrees that it will, immediately upon the appointment of the Atticus Designees to the Board of Directors, amend: (i) Article II, Section 2 of its Amended and Restated By-laws (the "By-laws") to provide that the size of the Board of Directors shall not exceed seven (7) members and that, upon the taking of any


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Atticus Partners, L.P.
March 10, 1999
Page 6




action pursuant to Section 2(f) hereof to reduce the size of the Board of Directors to five (5) members, the size of the Board of Directors shall not exceed five (5) members; and (ii) Article VI, Section 7(a) of the By-laws to provide that Article II, Section 2 of the Bylaws may not be amended except by the full Board of Directors acting with the approval of a Required Majority of Directors.

         4. STOCKHOLDER NOMINATIONS. The Stockholder hereby withdraws any and all nominations of candidates for election as Directors of the Company at the 1998 Meeting previously submitted to the Company. Barakett and his affiliates agree not to submit or cause the submission of any proposals or nominations of candidates for election as Directors of the Company at the 1998 Meeting, and no nominees thereof shall be placed on the ballot or otherwise considered at the 1998 Meeting. Effective immediately, the Stockholder shall terminate any "solicitation" (as such term is defined in the proxy rules of the Securities and Exchange Commission) of proxies with respect to the 1998 Meeting. With respect to all proxies solicited to date by or on behalf of the Stockholder, the Stockholder agrees not to vote, deliver or otherwise use, or attempt to vote, deliver or use, such proxies. Mr. Barakett and his affiliates hereby agree not to solicit any proxies from the date hereof with respect to the 1998 Meeting, except on behalf of the Company.

         5. AGREEMENT NOT TO SUE. Each of the Atticus Representatives and the Stockholder hereby agree to waive his, her or its right to challenge the change in the number and the identity of directors to be nominated at the 1998 Meeting as set forth herein. Each of the Atticus Representatives and the Stockholder further hereby agrees to forbear from commencing any and all civil litigation against the Company relating to the change described in the preceding sentence. Notwithstanding the foregoing, the terms of this Section shall not limit the right of the parties hereto to enforce their respective rights under this letter agreement.

         6. VOTING. Barakett hereby agrees that he will (i) vote or cause to be voted all shares of the Company's Common Stock beneficially owned by him or over which he exercises voting control for the election of the nominees designated by the Board of Directors with respect to the 1998 Annual Meeting (Ms. Belton and Mr. O'Donnell); and (ii) if requested by the Company, take all reasonable actions to ensure that he carries out his obligations under this Section 6 including, without limitation, delivering signed proxies for all shares of Common Stock owned beneficially by Barakett to the Company's designees to be voted by such designees in accordance with the terms of clause (i) of this
Section 6 at the 1998 Meeting and/or execute such other documents as the Company may reasonably request in order to confirm that he has complied with his obligations under this Section 6.


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Atticus Partners, L.P.
March 10, 1999
Page 7




         7. EXPENSES. Simultaneously with the execution and delivery of this letter agreement, the Company is delivering to the Stockholder a check in the amount of $150,000 made payable to Atticus Capital, LLC for the benefit of the Stockholder and its affiliates as a group as reimbursement for a portion of the out-of-pocket fees and expenses incurred by the Stockholder and its affiliates to date in connection with their solicitation of the Company's stockholders. The Stockholder agrees that the payment referred to above shall constitute payment in full by the Company with respect to any fees or expenses incurred or to be incurred by or on behalf of the Stockholder and the Atticus Designees in connection with the matters referred to in this letter agreement, including without limitation any Sale Transaction and the operation of the Strategic Committee.

         8.       PUBLIC ANNOUNCEMENT; PUBLICITY.

                  (a) The Company and the Atticus Designees shall consult with each other before issuing any press release or otherwise making any public statements or making any filing with the Securities and Exchange Commission, including, without limitation, a Current Report on Form 8-K or a Schedule 13D, with respect to this letter agreement and the matters contemplated herein and shall not issue any such press release or make any such public statement or filing with the Securities and Exchange Commission with respect to this letter agreement and the matters contemplated herein without the prior consent of (i) a majority of the Continuing Directors and (ii) the Atticus Designees, which consents in each case shall not be unreasonably withheld; provided, however, that either the Company or the Stockholder or any of their respective affiliates may, without the prior consent of the other persons, as the case may be, issue such press release or make such public statement or filing with the Securities Exchange Commission with respect to this letter agreement and the matters contemplated herein as may be required by law or the applicable rules of Nasdaq if it has used its best efforts to consult with such other person and to obtain such other person's consent but has been unable to do so in a timely manner. In this regard, the Company shall after consultation with and the consent of the Stockholder, make a public announcement of the matters contemplated by this letter agreement no later than (i) the close of trading on the Nasdaq Stock Market on the day this letter agreement is signed, if such signing occurs during the business day or (ii) the opening of trading on the Nasdaq Stock Market on the business day following the date on which this Agreement is signed, if such signing does not occur during the business day.

                  (b) None of Barakett, the Stockholder, or his or its affiliates (collectively, "Atticus"), on the one hand, or the Company or any of its directors, officers, employees and affiliates (collectively, "Unique"), on the other hand, shall, directly or indirectly make or issue


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Atticus Partners, L.P.
March 10, 1999
Page 8




or cause to have made or issued any disclosure, announcement or statement concerning Unique or Atticus, respectively, which portrays Unique or Atticus, respectively, in an unfavorable light and (a) which is made or issued or caused to be made or issued to the general public or to stockholders of the Company or
(b) which is made or issued or caused to be made or issued under circumstances reasonably likely to result in the dissemination thereof to the general public or to stockholders of the Company. The provisions of this paragraph (b) shall not apply to statements made in connection with a solicitation of the Company's stockholders with respect to the Company's 1999 Annual Meeting of Stockholders, provided that such statements are made after October 1, 1999.

         9. REMEDIES. It is understood and agreed that money damages would not be a sufficient remedy for any breach of this letter agreement by any of the parties hereto or any of their respective affiliates or representatives, and that in addition to all other remedies available at law or equity, all of the parties hereto shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach by any of the other parties hereto or their respective affiliates or representatives, and each of the parties hereto further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

         10. WAIVERS; AMENDMENT. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder. No provision of this letter agreement can be amended without the specific written consent of the Company acting with the approval of a majority of the Continuing Directors and the Stockholder.

         11. NOTICES. For purposes of this letter agreement, notices and all other communications to any party hereunder shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, to the respective addresses of the Company and each of the Atticus Stockholders set forth on page one of this letter agreement, or to such other address as any party shall designate by giving written notice of such change to the other parties hereto.

         12. GOVERNING LAW. This letter agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law. Each of the parties hereto irrevocably and unconditionally consents to the sole and exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for any action, suit or proceeding arising out of or relating to


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Atticus Partners, L.P.
March 10, 1999
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this letter agreement or the terms thereof, and agrees not to commence any action, suit or proceeding related thereto except in such courts. Each of the parties hereto further hereby irrevocably and unconditionally waives any objection to the laying of venue of any lawsuit, claim or other proceeding arising out of or relating to this letter agreement in the courts of the State of Delaware or the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, claim or other proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth above (with a copy to the persons at the addresses listed below) shall be effective service of process for any action, suit or proceeding brought against it in any such court.

The Company:             Unique Casual Restaurants, Inc.
                         One Corporate Place
                         55 Ferncroft Road
                         Danvers, MA 01923-4001
                         Attn: General Counsel

with a copy to:          Goodwin, Procter & Hoar  LLP
                         Exchange Place
                         Boston, Massachusetts 02109
                         Attn: Ettore A. Santucci, P.C.

The Stockholder          Atticus Capital LLC
or the Atticus           590 Madison Avenue, 32nd Floor
Representatives:         New York, New York 10022
                         Attn:  Timothy R. Barakett

with a copy to:          Chadbourne & Parke LLP
                         30 Rockefeller Plaza
                         New York, New York 10112
                         Attn: Dennis Friedman, Esq.

         13. ENFORCEABILITY. This letter agreement shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors.


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Atticus Partners, L.P.
March 10, 1999
Page 10




         14. SEVERABILITY. In case provisions of this letter agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the letter agreement shall not in any way be affected or impaired thereby.

         15. COUNTERPARTS; FACSIMILE SIGNATURE. This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement. This letter agreement may be executed by facsimile signature, which shall be deemed an original.

         16. HEADINGS. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this letter agreement.

         17. ENTIRE AGREEMENT. This letter agreement and the schedules hereto contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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Atticus Partners, L.P.
March 10, 1999
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         Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement among all of the parties hereto upon receipt of the signatures of all of the parties hereto.

                                   Very truly yours,

                                   UNIQUE CASUAL RESTAURANTS,
                                   INC.



                                   By: /s/ E. L. Cox
                                       -----------------------------
                                       E. L. Cox
                                       Chairman of the Board of Directors



                                   ATTICUS PARTNERS, L.P.

                                          By: Atticus Holdings, LLC
                                              its general partner


                                          By: /s/ Timothy R. Barakett
                                              ------------------------------
                                              Timothy R. Barakett
                                              Managing Member

                                           /s/ Timothy R. Barakett
                                           ---------------------------------
                                              Timothy R. Barakett

                                           /s/ James S. Goodwin
                                           ---------------------------------
                                              James S. Goodwin


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ONLY FOR PURPOSES OF SECTIONS 1(c) AND 3(f) HEREOF:



                                          /s/ E.L. Cox
                                          ----------------------------------
                                          E.L. Cox



                                          /s/ Erline Belton
                                          ----------------------------------
                                          Erline Belton



                                          /s/ Joseph W. O'Donnell
                                          ----------------------------------
                                          Joseph W. O'Donnell



                                          /s/ Alan D. Schwartz
                                          ----------------------------------
                                          Alan D. Schwartz